UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 25, 2019

PACIFIC CITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-38621 (Commission File Number)	20-8856755 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California (Address of principal offices)		90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 210-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.
On April 26, 2019, Pacific City Financial Corporation, a California corporation (the “Company”), issued a press release concerning its unaudited results for the first quarter of 2019. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information in this report set forth under this Item 2.02 shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly stated by specific reference in such filing.
Item 8.01 Other Events.
On April 25, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.06 per common share, an increase of 20% from $0.05 per share in the prior quarter. The dividend will be paid on or about June 14, 2019, to shareholders of record as of the close of business on May 31, 2019.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

99.1	Press Release of Pacific City Financial Corporation, issued April 26, 2019

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Pacific City Financial Corporation, issued April 26, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific City Financial Corporation

Date:	April 26, 2019	/s/ Timothy Chang
Timothy Chang
Executive Vice President and Chief Financial Officer

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